UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2004

Summus, Inc.  (USA)
(Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 Fayetteville Street Suite 600 Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

See disclosure in Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure in Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

Return of all Remaining Senior Debt Held in Escrow and Investment in Senior 12% Notes

In May 2004, Summus entered into an agreement with several investors to issue convertible senior debt in which (i) Summus received $1,000,000 in working capital and (ii) $1,000,000 was placed in escrow. Summus was not to have access to this escrowed $1,000,000 until it achieved positive EBITDA (Earnings Before Income Taxes, Depreciation and Amortization) for a one-month period.  Summus achieved positive EBITDA for the month of August 2004 and sent the escrow agent a certificate notifying it of such. Summus’ management has decided that it will not draw down any of this escrowed $1,000,000, and all of these escrowed funds have been released by the escrow agent and returned to the respective investors.

Conversion of Remaining Senior Debt; Conversion of Remaining Series D Convertible Preferred Stock

As of the filing of Summus’ Current Report on Form 10-Q for the quarterly period ended September 30, 2004, (i) a total of $625,000 of the $1,000,000 received in the senior debt transaction in May 2004 and (ii) 1,825 shares of Summus’ Series D Convertible Preferred Stock had been converted into Summus common stock pursuant to their respective terms. Prior to the filing of this Current Report on Form 8-K (i) the remaining $375,000 of the $1,000,000 of existing senior debt was converted into 5,357,250 shares of Summus common stock and (ii) the remaining 2,175 shares of the Series D stock was converted into 10,875,000 shares of Summus common stock.

Issuance of Summus’ 12% Senior Notes

On December 20, 2004, Summus, Inc. (USA) entered into definitive agreements to receive $1,425,000 from the sale of its 12% Senior Notes (the “Notes”). These Notes bear interest at the rate of 12% per annum. The Notes mature on the earlier to occur of (i) May 15, 2005, or (ii) the closing of an equity or equity-linked financing with gross proceeds to Summus of at least three million dollars ($3,000,000). The interest on the Notes shall be payable on their maturity date or default. To the extent the Notes are not repaid on their maturity date, the respective holders may either (i) elect, at their sole option, to convert the unpaid principal amount and interest of the Notes, in whole or part, into shares of Summus common stock or (ii) demand payment of amounts due under the Note. Until the maturity date of the Notes, the holders will have no rights to convert the Notes into common stock of Summus.

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If the Notes are converted pursuant to their terms, the converting holder shall receive a number of shares of Summus common stock equal to the amount being converted divided by the conversion price. The conversion price is equal to the lesser of (i) the fixed price, which is equal to ninety percent (90%) of the closing price on the maturity date of the Notes, and (ii) ninety percent (90%) of the market price of the stock at the time of conversion (which is the lower of average of the closing prices for the five (5) trading days immediately preceding the date of the such conversion and the closing price on the trading day immediately preceding the date of such conversion).

As consideration for entering into this transaction with Summus, the holders of the Notes were granted warrants to purchase a total of 2,794,118 shares of Summus common stock. These warrants have a life of five (5) years and an exercise price per share equal to the lower of (i) $0.56 and (ii) 110% of the average of the closing prices of Summus’ common stock over the five (5) trading days ending on the maturity date; provided that in no event shall the exercise price of the warrants be less than $0.38 (the “Exercise Floor Price”). The Exercise Floor Price may be adjusted downward if prior to the one year anniversary of the issue date of such warrants, Summus effects a reverse stock split or combination of its common stock. Summus also agreed in connection with the issuance of the Notes to file a registration statement with the Securities and Exchange Commission by February 3, 2005, and to have this registration statement effective on the earlier to occur of (i) two (2) business days after the filing of Summus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 or (ii) March 31, 2005. This registration statement shall register (i) all shares of Summus common stock underlying the warrants issued to the holders of the Notes and (ii) all shares of Summus common stock that the holders have the right to convert the Notes into if the Notes are not paid by Summus by the maturity date.

The foregoing descriptions of the terms relating to the sale and issuance of the Summus’ 12% Senior Notes and warrants are not complete and are qualified in their entirety by reference to the Form of Securities Purchase Agreement for 12% Senior Notes, the Form of 12% Senior Notes, the Form of Warrants issued in connection with 12% Senior Notes, and the Form of Registration Rights Agreement in connection with 12% Senior Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4 respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

See disclosure in Item 3.02 of this Current Report on Form 8-K for additional disclosure, which is incorporated by reference herein.

REVERSE STOCK SPLIT AND REINCORPORATION INTO THE STATE OF DELAWARE

General

Our board has unanimously approved, and shareholders holding 60,574,490 shares of our common stock (representing approximately 50.3% of our outstanding common stock) have consented in writing to the following matters:

(1)     The approval of a reverse stock split in an amount which the Board of Directors deems appropriate, in its sole discretion, in the range of 1-for-5 to 1-for-15; and

(2)  The approval of the reincorporation of the Company as a Delaware corporation by merging Summus, Inc. (USA), a Florida corporation, with and into Summus, Inc., a Delaware corporation and a wholly-owned subsidiary of Summus, Inc. (USA), formed in order to effect such reincorporation.

This approval and consent are sufficient under the Florida Business Corporation Act, our bylaws and our articles of incorporation to approve such matters. Accordingly, these matters will not be submitted to our other shareholders for a vote. A preliminary information statement describing these matters pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C, will be filed with the Securities and Exchange Commission ( the “SEC). Once the Company has received clearance from the SEC, a definitive information statement will be mailed to each shareholder of the Company.

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Shareholders are not entitled to dissenter’s rights of appraisal in connection with these actions. Under certain rules of the SEC, the written consents of our shareholders as to the matters described herein may not take effect until 20 days after the mailing of the definitive information statement have elapsed.

Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the shareholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range of 1-for-5 to 1-for-15. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split prior to March 31, 2005, the authority granted to the Board of Directors by the shareholders giving the written consents to implement the reverse stock split on these terms will terminate. The Board of Directors has reserved the right to abandon the reverse stock split if it determines, in its sole discretion, that it is no longer in the best interests of its shareholders.

Summus’ management and board of directors believes that the reverse split is in the best interests of Summus by reducing the number of shares of our common stock that it has on the public market. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock, but also its trading liquidity. In addition, these perceptions may affect our ability to raise additional capital through the sale of stock or the cost of debt we may incur.

Reincorporation into the State of Delaware

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), between Summus, Inc. (USA), a Florida corporation (“Summus-Florida”) and Summus, Inc,. a Delaware corporation and wholly-owned subsidiary of Summus-Florida (“Summus-Delaware”), Summus-Florida will be merged with and into Summus-Delaware. As a result of the merger: (i) Summus-Florida will cease to exist and Summus-Delaware, as the surviving corporation in the merger, will: (x) assume all of the assets, liabilities, rights and obligations of Summus-Florida and (y) operate under the name "Summus, Inc., (ii) the shares of Summus-Florida's common stock and preferred stock will automatically be converted, on a one-for-one basis, into substantially similar securities of Summus-Delaware; and (iii) all rights to acquire shares of Summus- Florida Common Stock under or pursuant to options, warrants or contractual rights which are outstanding on the effective date of the merger will automatically be converted into a like number of options, warrants and rights to purchase shares of Summus-Delaware's common stock.

Summus’ Board of Directors believes that the reincorporation into the State of Delaware will give Summus-Delaware a greater measure of flexibility and simplicity in corporate governance than is available under Florida law. The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised, to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to Summus-Florida's corporate legal affairs. For these reasons, the Board of Directors believes that Summus-Florida's business and affairs can be conducted to better advantage if Summus-Florida is able to operate under Delaware law.

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Item 9.01.     Financial Statements and Other Exhibits.

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement for 12% Senior Notes
4.2	Form of 12% Senior Notes
4.3	Form of Warrants issued in connection with 12% Senior Notes
4.4	Form of Registration Rights Agreement in connection with 12% Senior Notes
99.1	Press Release dated December 23, 2004

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMUS, INC. (USA)

Date: December 23, 2004	By:	/s/ Donald T. Locke
Donald T. Locke
Chief Financial Officer

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EXHIBIT INDEX
Exhibit No.	Description
4.1	Form of Securities Purchase Agreement for 12% Senior Notes
4.2	Form of 12% Senior Notes
4.3	Form of Warrants issued in connection with 12% Senior Notes
4.4	Form of Registration Rights Agreement in connection with 12% Senior Notes
99.1	Press Release dated December 23, 2004